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Exhibit 99

COMMON STOCK
OF FNBG BANCSHARES, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF
DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS

        The undersigned hereby appoints John E. Mansour or J. David Jones, Jr., and each of them individually, as proxy of the undersigned to vote the Common Stock of the undersigned at the Special Meeting of shareholders of FNBG BANCSHARES, INC. (the "Company") to be held on February 28, 2005, and any adjournment thereof (Management recommends a vote "For" the merger agreement and "For" the grant of authority to vote on other matters).

		For	Against	Abstain
1.	Approval of the Agreement and Plan of Reorganization, dated as of October 1, 2004, by and between GB&T Bancshares, Inc. and the Company.	☐	☐	☐
		For	Against	Abstain
2.	Authority to vote, in the proxies' discretion, upon such other business as may properly come before the meeting or any postponement or adjournment thereof.	☐	☐	☐

        The shares covered by this proxy will be voted in accordance with the selection indicated. IF NO SELECTION IS MADE, THEY WILL BE VOTED IN FAVOR OF THE ABOVE ITEMS.

        The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders dated January 25, 2005, and the Proxy Statement furnished with the Notice.

, 2005
Dated and signed
Signature		Signature

(Signature(s) should be exactly as your name appears on the stock certificate. Executors, administrators, trustees, guardians, and attorneys should so indicate when signing. For joint accounts, each owner should sign. Corporations should sign their full corporate name by a duly authorized officer. If shares are held in the name of two or more persons, all should sign.)

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD

        This proxy is revocable at or at any time prior to the meeting.    Please sign and return this proxy in the accompanying prepaid envelope.

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COMMON STOCK OF FNBG BANCSHARES, INC.